UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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McDonald’s Board of Directors Issues Statement in Response to Carl Icahn

Company is on track to achieve industry-leading goal of sourcing U.S. pork from confirmed pregnant sows not housed in gestation crates by 2024

CHICAGO, February 20, 2022 – McDonald’s Corporation (NYSE: MCD) Board of Directors today issued the following statement in response to a director notification nomination from Carl Icahn:

McDonald’s can confirm that Carl Icahn has nominated Leslie Samuelrich and Maisie Ganzler to stand for election at the 2022 Annual Meeting. There is no shareholder action required at this time. The Board will evaluate the nominees as it would any other candidates proposed to it. The Board utilizes Director Selection Process guidelines to evaluate nominees, which were updated in 2020 to more closely align with the Company’s values and the strategic drivers of its business strategy.

Mr. Icahn’s stated focus in making this nomination relates to a narrow issue regarding the Company’s pork commitment, which The Humane Society U.S. has already introduced through a shareholder proposal. This is an issue on which McDonald’s has been a leader.

The Company sources only approximately 1% of U.S. pork production and does not own any sows, or produce or package pork in the United States. Nevertheless, in 2012 it became the first major brand to make a commitment to source from producers who do not use gestational crates for pregnant sows. Since making this commitment, McDonald’s has led the industry, and today an estimated 30 – 35% of U.S. pork production has moved to group housing systems. McDonald’s pioneering commitment was shaped with the industry and the American Association of Swine Veterinarians, and builds on the Company’s decades-long commitment to animal health and welfare and its overall ESG strategy.

By the end of 2022, the Company expects to source 85% to 90% of its U.S. pork volumes from sows not housed in gestation crates during pregnancy. Despite industry-wide challenges for farmer and producers, such as the COVID-19 pandemic and global swine disease outbreaks, the Company expects 100% of its U.S. pork will come from sows housed in groups during pregnancy by the end of 2024. For more information on McDonald’s commitments, please visit our Animal Health & Welfare page.

Mr. Icahn, who states that he holds 200 shares of McDonald’s stock, is the majority owner of Viskase, a company that produces and supplies packaging for the pork and poultry industry. Mr. Icahn’s ownership provides him with unique exposure to the industry-wide challenges and opportunities in migrating away from gestation crates. Thus, it’s noteworthy that Mr. Icahn has not publicly called on Viskase to adopt commitments similar to those of McDonald’s 2012 commitment.

Despite McDonald’s progress, Mr. Icahn has instead asked for new commitments, including to require all of McDonald’s U.S. pork suppliers to move to “crate free” pork, and set specific timeframes for doing so. While the Company looks forward to promoting further collaboration across the industry on this issue, the current pork supply in the U.S. would make this type of commitment impossible. Furthermore, it reflects a departure from the veterinary science used for large-scale production throughout the industry, and would harm the Company’s shared pursuit of providing customers with high quality products at accessible prices.

McDonald's Board of Directors takes seriously its role to ensure sustainable value creation for shareholders while acting on some of the world’s most pressing social and environmental challenges that are important to our stakeholders. The Board has long been committed to good corporate governance and has the right balance of skills, experiences, and perspectives to fulfill the Company's obligation to shareholders while providing strong oversight. Under the Director Selection Process guidelines, the Board considers criteria including a candidate’s ability to represent the interests of all shareholders of the Company, their demonstrated knowledge of corporate governance matters applicable to U.S. based multi-national companies, and their ability and willingness to devote specific time to Board duties. The McDonald’s Board looks forward to continuing to oversee long-term growth for the Company’s shareholders and all stakeholders.

About McDonald’s

McDonald's is the world's leading global foodservice retailer with more than 40,000 locations in over 100 countries. Approximately 93% of McDonald's restaurants worldwide are owned and operated by independent local business owners.

Forward-Looking Statements

This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

Proxy Solicitation

McDonald’s intends to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2022 Annual Meeting. MCDONALD’S SHAREHOLDERS ARE ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Investor Outreach

A copy of the press release has been separately sent to the top investors of McDonald’s Corporation (“McDonald’s” or the “Company”), noting that consistent with the Company’s track record, the Company is open to constructive engagement with investors and offered those investors the opportunity to speak to the Company.

The Company’s Board of Directors and management team remain focused on delivering results, meeting the Company’s commitments, and driving long-term shareholder value.

Important Additional Information Regarding Proxy Solicitation

As stated in the press release above, McDonald’s intends to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2022 Annual Meeting. MCDONALD’S SHAREHOLDERS ARE ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and McDonald’s shareholders may obtain a copy of the definitive proxy statement (and any amendments and supplements thereto), the accompanying WHITE proxy card and other relevant documents as and when filed by McDonald’s with the SEC without charge from the SEC’s website at www.sec.gov. McDonald’s shareholders may also obtain a copy of these documents as and when filed by McDonald’s with the SEC without charge by sending a request to shareholder.services@us.mcd.com or visiting the investor section of the McDonald’s website at www.investor.mcdonalds.com.

Certain Information Regarding Participants

McDonald’s, its Directors and certain of its executive officers are participants in the solicitation of proxies from McDonald’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information regarding the ownership of McDonald’s Directors and executive officers in McDonald’s common stock is included in the Security Ownership of Management section in the Company’s proxy statement for its 2021 Annual Meeting, filed with the SEC on April 8, 2021, and, to the extent holdings of such participants are not reported, or have changed since the amounts described therein, their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in McDonald’s other SEC filings. Updated information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2022 Annual Meeting and other materials to be filed with the SEC. Details concerning the nominees of the McDonald’s Board of Directors for election at the 2022 Annual Meeting will be also included in such proxy statement. These documents can be obtained free of charge from the sources indicated above.